No. W-1~                                              VOID AFTER         , 2001
                                                                ---------

                                                                     7~WARRANTS

                        REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

                    AMERICAN INTERNATIONAL CONSTRUCTION INC.


                                                        CUSIP [              ]

THIS CERTIFIES THAT, FOR VALUE RECEIVED, 3~

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value (the "Common Stock"), of AMERICAN INTERNATIONAL CONSTRUCTION INC., a Delaware corporation (the "Company"), at any time from ___________, 1996 (the date of the Prospectus) (the "Initial Warrant Exercise Date"), and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Exercise Form on the reverse hereof duly executed, at the corporate office of [ ] Stock Transfer & Trust Company, [ ], as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $[ ], subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, dated as of ____, 1996 [date of the Prospectus] (the "Warrant Agreement"), between the Company, Dalton Kent Securities Group, Inc. and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on ________, 2001 [the date which is the fifth anniversary of the Initial Warrant Exercise Date]; provided, that if such date is not a business day, it shall mean 5:00 p.m., New York City time, on the next following business day. For purposes hereof, the term "business day' shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City, New York, are authorized or obligated by law to be closed.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state or other jurisdiction of residence of the Registered Holder and the exercise of the Warrants represented hereby in any state or other jurisdiction shall not otherwise be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon the presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder, as such, shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant, at any time commencing _____________, 1997 [12 months after the date of the Prospectus], provided that the average closing bid quotation of the Common Stock as reported on The Nasdaq Stock Market, if traded thereon, or is not traded thereon, the average closing sale price if listed on a national exchange (or other reporting system that provides last sales prices), shall have for a period of 20 consecutive days on which such market is open for trading ending on the third day prior to the date on which the Company gives the Notice of Redemption, as defined below, equalled or exceeded 150% of the then current Exercise Price. Notice of redemption (the "Notice of Redemption") shall be given by the Company not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no right with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

     Under certain circumstances described in the Warrant Agreement, Dalton Kent Securities Group, Inc. shall be entitled to receive as a solicitation fee an aggregate of five percent (5%) of the Exercise Price of the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

     Dated _______________________, 1996

[SEAL]                                 AMERICAN INTERNATIONAL CONSTRUCTION INC.



                                       By:
                                          --------------------------------------
                                                                     , President

                                       By:
                                          --------------------------------------
                                                                     , Secretary
COUNTERSIGNED:

[   ] STOCK TRANSFER & TRUST COMPANY,
  as Warrant Agent


By:
   ----------------------------------
   Authorized Officer